UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 16, 2014

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank

Foothill Ranch, CA 92610

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 below regarding the Tax Asset Protection Plan is incorporated by reference into this Section 1.01.

Item 3.03	Material Modification to Rights of Security Holders.

On December 16, 2014, the Board of Directors (the “Board”) of The Wet Seal, Inc. (the “Company”) authorized and declared a dividend distribution of (i) one right (a “Right”) for each outstanding share of Class A common stock, par value $0.10 per share (the “Common Shares”) to stockholders of record as of the close of business on January 2, 2015 (the “Record Date”) and (ii) a number of Rights for the Company’s outstanding senior convertible note and related warrants (the “Convertible Securities”) calculated in accordance with the terms of such Convertible Securities, to the holder of such Convertible Securities as of the close of business on the Record Date. The Rights granted in connection with the Convertible Securities were granted pursuant to the terms of such documents. Each Right entitles the holder to purchase from the Company one ten-thousandth of a share of Series D Junior Participating Preferred Stock, par value $0.001 per share (the “Series D Preferred Shares”), of the Company at an exercise price of $0.17 per one ten-thousandth of a Series D Preferred Share, subject to adjustment (the “Exercise Price”). The complete terms of the Rights are set forth in a Tax Asset Protection Plan (the “Protection Plan”), dated as of December 16, 2014, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent.

By adopting the Protection Plan, the Board is seeking to protect the Company’s ability to use its net operating losses, any loss or deduction attributable to a “net unrealized built-in loss” and other tax attributes (collectively, “Tax Benefits”). If the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code (the “Code”), its ability to use the Tax Benefits could be substantially limited, and the timing of the usage of the Tax Benefits could be substantially delayed, which could significantly impair the value of the Tax Benefits. Generally, an “ownership change” occurs if the percentage of the Company’s stock owned by one or more “five percent stockholders” increases by more than 50 percentage points over the lowest percentage of stock owned by such stockholders at any time during the prior three-year period or, if sooner, since the last “ownership change” experienced by the Company. Except as otherwise provided in the Protection Plan, the Protection Plan is intended to act as a deterrent to any person acquiring 4.99% or more of the outstanding Common Shares without the approval of the Board. This would protect the Tax Benefits because changes in ownership by a person owning less than 4.99% of the Common Shares are not included in the calculation of “ownership change” for purposes of Section 382 of the Code.

Prior to the Distribution Date referred to below, the Rights will be evidenced by and trade with the certificates for the Common Shares (or with respect to any uncertificated Common Shares registered in book entry form by notation in book entry), or with respect to the holder of the Convertible Securities, by the senior convertible note and related warrants, and no separate rights certificates will be distributed; new Common Shares certificates issued after the Record Date will contain a legend incorporating the Protection Plan by reference (for uncertificated Common Shares registered in book entry form, this legend will be contained in a notation in book entry); and the surrender for transfer of any certificates for Common Shares (or the surrender for transfer of any uncertificated Common Shares registered in book entry form) or Convertible Securities will also constitute the transfer of the Rights associated with such Common Shares and Convertible Securities. Rights will accompany any new Common Shares that are issued after the Record Date.

Subject to certain exceptions specified in the Protection Plan, the Rights will separate from the Common Shares and become exercisable following (i) the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person (as defined below) has acquired beneficial ownership of 4.99% or more of the Common Shares or (ii) the 10th business day (or such later date as may be determined by the Board) after a person or group announces a tender or exchange offer that would result in ownership by a person or group of 4.99% or more of the Common Shares. In addition, for purposes of the Protection Plan, a person is not deemed to beneficially own any Common Shares issued or issuable pursuant to any equity award or other stock incentive plan approved by the Board.

The date on which the Rights separate from the Common Shares and the Convertible Securities and become exercisable is referred to as the “Distribution Date.” After the Distribution Date, the Company will mail Rights certificates to the Company’s stockholders and to the holders of the Convertible Securities as of the close of business on the Distribution Date and the Rights will become transferable apart from the Common Shares and the Convertible Securities. Thereafter, such Rights certificates alone will represent the Rights.

After the Distribution Date, each Right will entitle the holder to purchase, for the Exercise Price, one ten-thousandth of a Series D Preferred Share having economic and other terms similar to that of one Common Share. This portion of a Series D Preferred Share is intended to give the stockholder approximately the same dividend, voting and liquidation rights as would one Common Share, and should approximate the value of one Common Share.

Subject to certain exceptions specified in the Protection Plan, if a person or group of affiliated or associated persons (an “Acquiring Person”) obtains beneficial ownership of 4.99% or more of the Common Shares, then each Right will entitle the holder thereof to purchase, for the Exercise Price, a number of Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Exercise Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below.

Following the occurrence of an event set forth in the preceding paragraph, all Rights that are or, under certain circumstances specified in the Protection Plan, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Any person who, together with its affiliates and associates, beneficially owns 4.99% or more of the outstanding Common Shares as of the time of the first public announcement of the Protection Plan (an “Exempt Person”) shall not be deemed an Acquiring Person, but only for so long as such person, together with its affiliates and associates, does not become the beneficial owner of any additional Common Shares while such person is an Exempt Person. A person will cease to be an Exempt Person if such person, together with such Person’s affiliates and associates, becomes the beneficial owner of less than 4.99% of the outstanding Common Shares.

If, after an Acquiring Person obtains 4.99% or more of the Common Shares, (i) the Company merges into another entity, (ii) an acquiring entity merges into the Company or (iii) the Company sells or transfers more than 50% of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Exercise Price.

The Rights will be redeemable at the Company’s option for $0.0001 per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Board) at any time on or prior to the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 4.99% or more of the Common Shares. Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.0001 redemption price. The redemption price will be adjusted if the Company undertakes a stock dividend or a stock split.

At any time after the date on which an Acquiring Person beneficially owns 4.99% or more of the Common Shares and prior to the acquisition by the Acquiring Person of 50% of the Common Shares, the Board may exchange the Rights (except for Rights that have previously been voided as set forth above), in whole or in part, for Common Shares at an exchange ratio of one Common Share per Right (subject to adjustment). In certain circumstances, the Company may elect to exchange the Rights for cash or other securities of the Company having a value approximately equal to one Common Share.

The Rights expire on the earliest of (i) 5:00 p.m., New York, New York time, on the date that the votes of the stockholders of the Company, with respect to any annual meeting of the Company’s stockholders are certified, unless the continuation of the Rights is approved by the affirmative vote of the majority of the votes cast by holders of Common Shares at such annual meeting of the Company’s stockholders (or any adjournment or postponement thereof) duly held in accordance with the Company’s Amended and Restated Bylaws and applicable law (in which case clause (ii) will govern); or (ii) 5:00 p.m., New York, New York time, on December 16, 2019.

The terms of the Rights and the Protection Plan may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date. Thereafter, the terms of the Rights and the Protection Plan may be amended without the consent of the holders of Rights in order to (i) cure any ambiguities, (ii) shorten or lengthen any time period pursuant to the Protection Plan or (iii) make changes that do not adversely affect the interests of holders of the Rights.

The Rights will not have any voting rights. Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company.

The Board may adjust the Exercise Price, the number of Series D Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Series D Preferred Shares or Common Shares.

With certain exceptions, no adjustments to the Exercise Price will be made until the cumulative adjustments amount to at least 1% of the Exercise Price. No fractional Series D Preferred Shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the current market price of the Series D Preferred Shares.

The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

The description of the Rights and the Protection Plan contained herein is qualified in its entirety by reference to the Protection Plan, which is incorporated herein by reference as an exhibit to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

The Exhibit Index appearing after the signature page to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: December 16, 2014	By:	/s/ Thomas R. Hillebrandt
	Name:	Thomas R. Hillebrandt
	Title:	Interim Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	Certificate of Designation of Rights, Preferences and Privileges of Series D Participating Preferred Stock

4.1	Tax Asset Protection Plan, dated as of December 16, 2014, by and between The Wet Seal, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.